Exhibit 99.1

2010 *First Quarter*

APPLE REIT SIX

MARCH 31, 2010

SPRINGHILL
SUITES
Marriott

DEAR SHAREHOLDER

GLADE M. KNIGHT

Operations at the 68 hotels that comprise the Apple REIT Six, Inc. portfolio during the first quarter of this year were slightly ahead of results for the same period last year, providing encouragement that the hotel industry is making strides to recovery. Our diversified portfolio of hotels, virtually unencumbered by debt, allowed us to resourcefully manage the challenging economic times that marked 2009, and today we are well-poised for recovery if market conditions improve. The strength of our balance sheet, the quality of our portfolio and the expertise of our team continue to lend confidence in the long term success of our program.

As hotel industry analysts predicted, increased demand within the upscale and select-service hotel sectors resulted in higher year-over-year occupancy rates during the first three months of 2010, as compared to the same period of 2009. We are diligently pursuing all opportunities for room rate increases and anticipate average daily rate (ADR) improvement later this year, especially during the historically busier spring and summer travel seasons. The Apple REIT Six portfolio, with a total of 7,897 guestrooms across 18 states, reported occupancy of 67 percent, ADR of $102 and revenue per available room (RevPAR) of $68 for the first quarter of this year. As compared to results from the same three-month period of 2009, occupancy was up by 10 percent, ADR was down by 8 percent and RevPAR was up by 1 percent.

Funds From operations (FFO) for Apple REIT Six for the first quarter of this year totaled $15.4 million, or $0.17 per share, equal to results for the same period last year. For the first three months of the year, the Company paid dividends of $0.21 per share. In March, we reduced the annualized dividend rare from 8.2 percent to 7 percent, or $0.77 per share, based on an $11 share price. Based on this first quarter adjustment, the actual annualized dividend rate for 2010 will equal 7.2 percent, or $0.79 per share, based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations as compared to dividend distributions. We are committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

If current trends in occupancy, pricing and travel demand continue as analysts have predicted, I am optimistic results of operations will improve this year. Future shareholder reports will continue to outline our performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(ln thousands except statistical data)	Three months ended March 31, 2010	Three months ended March 31, 2009

REVENUES
Room revenue	$48,392	$47,861
Other revenue	3,477	3,711
Reimbursed expenses	1,632	1,310
Total revenue	$53,501	$52,882

EXPENSES
Direct operating expense	$13,753	$13,526
Other hotel operating expenses	20,751	21,216
Reimbursed expenses	1,632	1,310
General and administrative	1,037	1,169
Depreciation	7,762	7,653
Interest expense, net	909	246
Total expenses	$45,844	$45,120

NET INCOME
Net income	$7,657	7,762
Net income per share	$0.08	0.09

FUNDS FROM OPERATIONS (A)
Net income	$7,657	$7,762
Depreciation of real estate owned	7,762	7,653
Funds from operations	$15,419	$15,415
FFO per share	$0.17	$0.17

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,363	91.288

OPERATING STATISTICS
Occupancy	67%	61%
Average daily rate	102	111
RevPAR	68	67
Number of hotels	68	68
Dividends per share	$0.21	$0.23

BALANCE SHEET HIGHLIGHTS (Unaudited)

(ln thousands)	March 31, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$795,217	$801,646
Other assets	18,996	13,938
Total assets	$814,213	$815,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$63,290	$54,040
Other liabilities	4,060	4,056
Total liabilities	67,350	58,096
Total shareholders’ equity	746,863	757,488
Total liabilities & shareholders’ equity	$814,213	$815,584

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance will GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2010 and the results of operations for the interim periods ended March 31, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2009 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)

ALASKA
Anchorage (3)

ARIZONA
Phoenix, Tempe (2)

CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco

COLORADO
Boulder, Denver (2)

CONNECTICUT
Farmington, Rocky Hill, Wallingford

FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee

GEORGIA
Albany, Columbus, Savannah, Valdosta

NEW JERSEY
Mt. Olive, Somerset

NEW YORK
Saratoga Springs

NORTH CAROLINA
Roanoke Rapids

OREGON
Hillsboro (3), Portland

PENNSYLVANIA
Pittsburgh

SOUTH CAROLINA
Myrtle Beach

TENNESSEE
Nashville

TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen

VIRGINIA
Fredericksburg

WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereitsix.com

INVESTOR INFORMATION

For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 68 hotels, containing a total of 7,897 guestrooms in 18 states.

MISSION

Apple REIT Six, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: SPRINGHILL SUITES, ARCADIA, CA

BACK: SPRINGHILL SUITES, DALLAS, TX; FAIRFIELD INN, ORANGE PARK, FL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®”, “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott”. mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has nor assumed and shall not have any liability in connection with this report.